                                                                    EXHIBIT III

                                                             [EXECUTION VERSION]



               $33,857,150 principal amount of 5 3/4% Convertible
             (Class B) Subordinated Notes Due 2005 of Alpharma Inc.

                             Note Pledge Agreement
                             ---------------------


          This NOTE PLEDGE AGREEMENT, dated March 30, 1998 (this "Agreement"),
                                                                  ---------
is made and entered into by and between AL Industrier AS, a corporation organized and existing under the laws of the Kingdom of Norway (the "Pledgor"),
                                                                     -------
and Den norske Bank ASA ("DnB"), a banking corporation organized and existing
                          ---
under the laws of the Kingdom of Norway, as agent (in such capacity, the

"Secured Party") for itself and the banks and financial institutions listed on
--------------
Exhibit 1 to the Loan Agreement defined below (collectively, the "Lenders").
                                                                  -------

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Pledgor has entered into the Loan Facility Agreement, dated March 30, 1998 (the "Loan Agreement"), with the Secured Party and the
                           --------------
Lenders;

          WHEREAS, all capitalized terms used herein and not defined herein shall have the respective meanings accorded to them in the Loan Agreement;

          WHEREAS, in order to induce the Secured Party and the Lenders to enter into the Loan Agreement and to perform their respective obligations thereunder, the Pledgor has agreed to enter into this Agreement and to pledge the Pledged Notes (as such term is hereinafter defined) in order to secure the Obligations (as such term is hereinafter defined); and

          WHEREAS, pursuant to Clause 8.3(c) of the Loan Agreement, the Pledgor has agreed to grant to the Secured Party a first priority pledge of, in and over the securities identified in Exhibit 1 to this Agreement (all such securities are collectively hereinafter referred to as the "Pledged Notes") in order to
                                                 -------------
secure its obligations under the Loan Agreement;

          NOW THEREFORE, in consideration of the premises and in order to induce the Lenders to extend the Loan to the Pledgor, the Secured Party and the Pledgor hereby agree as follows:

          SECTION 1.  Pledge.  The Pledgor hereby pledges, assigns,
                      ------
hypothecates, transfers and delivers to the Secured Party, and grants to the Secured Party a security interest in,
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the Pledged Notes, and in any instruments which evidence such Pledged Notes, and, except as expressly set forth in Section 3(c) of this Agreement, in all proceeds thereof and therefrom (collectively, the "Pledged Collateral").
                                                   ------------------

          SECTION 2.  Security for Obligations.  This Agreement secures the
                      ------------------------
payment and performance of all obligations of the Pledgor now or hereafter existing under the Loan Agreement, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor are referred to in this Agreement as the "Obligations").
                             -----------

          SECTION 3.  Delivery of Pledged Collateral.
                      ------------------------------

          (a)  Delivery of Pledged Notes.  All instruments which represent or
               -------------------------
evidence the Pledged Notes shall, on the later to occur of (i) the execution and delivery of this Agreement by the Pledgor, or (ii) the issuance of the Pledged Notes by Alpharma Inc., a Delaware corporation ("Alpharma"), be delivered by the
                                                 --------
Pledgor to, and be held by or on behalf of, the Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, so long as an Event of Default shall have occurred and be continuing (i) to transfer to or to register in the name of the Secured Party or its nominee any or all of the Pledged Collateral, subject to the restrictions on Transfer set forth in Section 12(a)(ii) hereof, and (ii) to exchange instruments representing or evidencing the Pledged Collateral for instruments of smaller or larger denominations.

          (b)  Notice to Alpharma Inc.  Pledgor shall, upon execution and
               ----------------------
delivery of this Agreement, notify the issuer of the Pledged Notes, Alpharma, in writing of its pledge of the Pledged Notes and request in writing that Alpharma take all such action, if any, as may be necessary or required under the laws of the State of Delaware to give full and complete legal force, effect and recognition to the creation and perfection of the pledge of the Pledged Notes contemplated under this Agreement, and shall obtain the written consent and agreement thereto of Alpharma.

          (c)  Rights under Pledged Notes.  While the Pledged Notes are in the
               --------------------------
possession of the Secured Party and unless and until an Event of Default shall have occurred, the Pledgor shall be entitled to receive payments of principal, premium (if any), and interest on the Pledged Notes subject to the lien and security interest granted to the Secured Party, provided, however, that the
                                                --------  -------
Pledgor shall not be entitled to exercise, or permit any other party to exercise, any other right under the

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Pledged Notes, including, without limitation, any right of conversion, redemption, repurchase or exchange, unless, simultaneously with such exercise,
(i) in the case of any conversion or exchange of the Pledged Notes, the Pledgor will, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect the security interest of the Secured Party in the shares, notes or other securities received by the Pledgor upon any such conversion or exchange of the Pledged Notes, or (ii) in the case of any redemption or repurchase of the Pledged Notes, any amounts received by the Pledgor pursuant to such redemption of repurchase shall be applied by the Pledgor in prepayment of the Loan in accordance with Section 8.2(f) of the Loan Agreement.

          SECTION 4.  Representations, Warranties and Covenants of the Pledgor.
                      --------------------------------------------------------
The Pledgor represents and warrants, and so long as this Agreement is in effect, shall be deemed continuously to represent and warrant, that (a) it is the legal record and beneficial owner of, and has good and (subject to applicable securities laws) marketable title to, the Pledged Notes, subject to no lien or encumbrance whatsoever, except the lien created by this Agreement; (b) it has full power, authority and legal right to pledge all the Pledged Notes pursuant to this Agreement; (c) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (d) no consent of any other person (including, without limitation, stockholders or creditors of the Pledgor), and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Pledgor in connection with the execution, delivery and performance of this Agreement, other than those that have been obtained prior to the date hereof and other than filings for disclosure purposes pursuant to the Securities Exchange Act of 1934; (e) the execution, delivery and performance of this Agreement will not violate any provisions of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of incorporation or by-laws of Alpharma or of the Pledgor, or of any securities issued by the Pledgor, or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Pledgor is a party, or which purports to be binding upon the Pledgor or upon

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any of its assets, and will not result in the creation or imposition of any lien or other encumbrance on any of the assets of the Pledgor except as contemplated by this Agreement; (f) all of the Pledged Notes have been duly authorized, executed, and delivered and authenticated by the Trustee and consideration equal to the face amount thereof has been paid to Alpharma; (g) the use of proceeds received by the Pledgor under the Loan Agreement will not violate Regulation G, T, U or X of the Board of Governors of the United States Federal Reserve System as now or from time to time hereafter in effect; (h) the pledge of the Pledged Notes and the perfection of such pledge, as contemplated in Section 3 of this Agreement, creates a legal, valid and enforceable lien on, and a first perfected security interest in, the Pledged Notes and the proceeds thereof and therefrom, subject to no prior lien or other encumbrance, or to any agreement purporting to grant to any third party a lien or other encumbrance on the property or assets of the Pledgor which would include the Pledged Notes; and (i) the Pledgor is not an "investment company" as such term is defined in Section 3 of the Investment Company Act of 1940. The Pledgor covenants and agrees that it will (i) defend the Secured Party's right, title and security interest in and to the Pledged Collateral against the claims and demands of all entities, and (ii) have like title to and right to pledge any other property at any time hereafter pledged to the Secured Party as Pledged Collateral hereunder, and will likewise defend the Secured Party's right thereto and security interest therein.

          SECTION 5.  Further Assurances.  The Pledgor agrees that at any time
                      ------------------
and from time to time, at its expense it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect the security interest intended to be granted hereby, and to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral.

          SECTION 6.  Rights under Pledged Notes.  Upon the occurrence and
                      --------------------------
during the continuance of an Event of Default, all rights of Pledgor under the Pledged Notes which it would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right to exercise such rights.

          SECTION 7.  Other B Notes.  If, while the Loan Agreement is in effect,
                      -------------
the Pledgor shall become entitled to receive any other B Note in addition to, in substitution of, or in exchange for, any Pledged Notes, or otherwise, the Pledgor agrees to accept the same and to hold the same in trust on behalf of and for the benefit of the Secured Party and to pledge 49.9% of the same forthwith to the Secured Party in accordance with the

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terms and provisions of this Agreement, as additional Pledged Collateral to secure the Obligations. All instruments which represent or evidence any B Note in addition to, in substitution of, or in exchange for, any Pledged Notes shall, upon the issuance thereof by Alpharma, be delivered by the Pledgor to, and be held by or on behalf of, the Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. Any sums paid upon or in respect of the Pledged Notes upon the liquidation or dissolution of Alpharma shall similarly be paid over to the Secured Party to be held by it as additional Pledged Collateral for the Obligations.


          SECTION 8.  Transfers and Other Liens.  The Pledgor agrees that it
                      -------------------------
will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral or enter into any agreement to do any of the foregoing, or (ii) create or permit to exist any lien or other encumbrance upon or with respect to any of the Pledged Collateral, except for liens or other encumbrances in favor of the Secured Party.

          SECTION 9.  Secured Party Appointed Attorney-in-Fact. The Pledgor
                      ----------------------------------------
hereby appoints the Secured Party attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish any of the purposes expressly set forth in this Agreement, including, without limitation, if and only if an Event of Default has occurred and is continuing, to receive, endorse and collect all instruments made payable to Pledgor representing any payment of principal, premium (if any), and interest or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

          SECTION 10.  Secured Party May Perform.  If Pledgor fails to perform
                       -------------------------
any agreement contained herein, the Secured Party may itself perform, or cause the performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by Pledgor under Section 17 of this Agreement.

          SECTION 11.  Reasonable Care.  The Secured Party shall be deemed to
                       ---------------
have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any

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responsibility for (i) ascertaining or taking action with respect to conversions, exchanges, tender offers or other matters relative to any of the Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any entity with respect to any of the Pledged Collateral.

          SECTION 12.  Remedies upon Default.  (a) Upon the occurrence and
                       ---------------------
during the continuance of any Event of Default under the Loan Agreement, the Secured Party without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other entity (all and each of which demands, advertisements and notices are hereby expressly waived by the Pledgor), may (i) forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and (ii) if an Event of Default is continuing after expiration of all applicable grace cure periods under the Loan Agreement (the "Default Cure Period") forthwith sell, assign, give option or
                -------------------
options to purchase, contract to sell or otherwise dispose of and deliver (each, a "Transfer") the Pledged Collateral, or any part thereof, in one or more
   --------
parcels at public or private sale or sales, at any exchange, broker's board or at the Secured Party's offices or elsewhere, (A) upon such terms and conditions as the Secured Party may deem advisable, (B) at such prices as the Secured Party may deem best, (C) for cash or on credit or for future delivery without assumption of any credit risk, (D) with the right to the Secured Party upon any such sale or sales, public or private, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released by the Pledgor, and (E) provided that prior to any such Transfer, the Secured Party shall give written notice thereof to the Board of Directors of Alpharma.

          (b) The Secured Party hereby acknowledges that the Pledgor is a "control person" (as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act")) of Alpharma, the issuer of the Pledged
                       --------------
Notes. As such, the Secured Party acknowledges that any Transfer of such Pledged Notes by the Secured Party might require registration under the Securities Act of 1933. In any event, the Secured Party hereby covenants that it shall not make any Transfer of the Pledged Notes in a manner which conflicts with the Securities Act.

          (c) The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Pledged Collateral or in any way related to the rights of the Secured Party hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part, of the Obligations, in such order as the Secured Party may elect, and only after so paying over such net proceeds and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to the Pledgor. After the Default Cure Period has lapsed and the Secured Party intends to exercise its remedy under Section 12(a)(ii) hereof, the Pledgor agrees that the Secured Party need not give more than five days notice of the time and place of any public sale, or of the time after which a private sale or other intended disposition is to take place, and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or related to any of the Obligations, the Secured Party shall have all the rights and remedies of a secured party under applicable law. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Obligations and all other amounts to which the Secured Party is entitled, and shall also be liable for the fees of any attorneys employed by the Secured Party to collect such deficiency.

          (d) Instead of exercising the power of sale provided in Section 12(a)(ii) hereof, the Secured Party may proceed by a suit or suits at law or in equity to foreclose the pledge under this Agreement and sell the Pledged Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction.

          (e) The Secured Party, as attorney-in-fact pursuant to Section 9 hereof may, in the name and stead of the Pledgor, make and execute all conveyances, assignments and transfers of the Pledged Collateral sold pursuant to Section 12(a) hereof or Section 12(b) hereof, and the Pledgor hereby ratifies and confirms all that the Secured Party, as said attorney-in-fact, shall so do by virtue hereof. Nevertheless, the Pledgor shall, if so requested by the Secured Party, ratify and confirm any sale or sales by executing and delivering to the Secured Party, or to any purchaser or purchasers of the Pledged Collateral, all such instruments as may, in the judgment of the Secured Party, be advisable for the purpose.

          (f) The receipt of the Secured Party for the purchase money paid at any such sale made by it shall be a sufficient discharge therefor to any purchaser of the Pledged Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or the representatives or assigns of such purchaser), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof, or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

          (g) No sale or other disposition of all or any part of the Pledged Collateral by the Secured Party pursuant to this Agreement shall be deemed to relieve the Pledgor of its obligations in respect of any Obligations except to the extent the proceeds thereof are applied by the Secured Party to the payment of such Obligations.

          SECTION 13.  Secured Party's Right of Set-off.  Pledgor recognizes and
                       --------------------------------
agrees that with respect to any time or other deposit, certificate of deposit or any other balance of account standing to the credit of Pledgor on the books of the Secured Party wherever located, the Secured Party has a right of set-off to the full extent permitted by law. Pledgor further agrees that the Secured Party may exercise such right of set-off at any time when an Event of Default under the Loan Agreement shall occur, regardless of the stated maturity of any time deposit or other such credit balance.

          SECTION 14.  Registration Rights.  (a) If the Secured Party shall
                       -------------------
determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 12(a)(ii) of this Agreement, Pledgor agrees that, upon request of the Secured Party, Pledgor will, at its own expense, use its best efforts to cause Alpharma to:

               (i) execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Secured Party, advisable to register such Pledged Collateral under the provisions of the United States Securities Act of 1933, as amended, and any rules or regulations promulgated thereunder (the "Securities Act"), and to cause the registration statement related thereto
      --------------
     to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act;

               (ii) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Secured Party;

               (iii) to make available to noteholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and

               (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

          (b) Pledgor agrees to indemnify, pay and hold the Secured Party and each underwriter (within the meaning of Section 2(11) of the Securities Act) and the officers, directors, employees and agents of the Secured Party and each underwriter and each Person controlling (within the meaning of the Securities
Act) the Secured Party or any underwriter (collectively called the "Indemnitees") harmless from and against, any and all liabilities, obligations,
 -----------
losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner related to or arising out of any actual or alleged untrue statement of any material fact contained in any such registration statement or qualification statement or any similar document, or any part thereof or amendment or supplement thereto, or any actual or alleged omission to state any material fact required to be stated in any such registration statement, qualification statement or any similar document, or any part thereof or amendment or supplement thereto, or necessary to make the statements contained therein not misleading (the "Indemnified Liabilities"); provided that Pledgor
                             -----------------------
shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities on account of any actual or alleged untrue statement contained in, or any actual or alleged omission from, any information furnished in writing to Pledgor by such person specifically for use in such registration statement, qualification statement, or similar document. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. All obligations provided for in this paragraph of Section 14 shall survive the repayment of the Loan, the termination of this Agreement and the Loan Agreement, and the discharge or repayment of the Obligations. Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Secured Party by reason of the failure by Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the lesser of (i) the value of the Pledged Collateral on the date the Secured Party shall demand compliance with this Section less the proceeds of the sale of any of the Pledged Collateral pursuant to this Section 14, or (ii) the Obligations. Upon such payment, the Secured Party will deliver to Pledgor any part of the Pledged Collateral with respect to which such payment is made.

          (c) In order further to provide the Secured Party with the rights to which it is entitled under Section 14(a) of this Agreement, subject to the restrictions contained therein and in Section 12(a)(ii) hereof, Pledgor hereby assigns to the Secured Party the Registration Rights of the Pledgor under
Section 6 of the Note Purchase Agreement dated March 5, 1998, between the Pledgor and Alpharma. Pledgor represents that Alpharma has consented in writing to the assignment of such rights to the Secured Party hereunder.

          SECTION 15.  Private Sale.  Subject to the restrictions on Transfers
                       ------------
of the Pledged Notes set forth in Section 12(a)(ii) hereof, (a) the Pledgor recognizes that the Secured Party may be unable to effect a public sale of any or all the Pledged Notes, by reason of certain prohibitions contained in the Securities Act, and accordingly that the Secured Party may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution and resale thereof. The Pledgor acknowledges and agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and waives any claims against the Secured Party arising by reason of the fact that the price at which the Pledged Notes may be sold in a private sale may be less than the price which might have been obtained in a public sale or was less than the aggregate amount of the Obligations or the stock exchange market price of the Convertible (Class A) Subordinated Notes Due 2005 of Alpharma, even if the Secured Party accepts the first offer received and does not offer the Pledged Notes to more than one possible Purchaser. The Secured Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registration of such securities for public sale under the Securities Act, or under applicable state securities laws.

          (b) The Pledgor agrees to use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion of or all the Pledged Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Section 15 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against the Pledgor. The Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Loan Agreement.

          SECTION 16.  Severability.  Any provision of this Agreement which is
                       ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 17.  Indemnity and Expenses.  Pledgor shall on demand
                       ----------------------
indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement). Pledgor shall upon demand pay to the Secured Party the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the preparation and administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, and (iv) the failure by Pledgor to perform or observe any of the provisions hereof. All obligations provided for in this Section 17 shall survive the repayment of the Loan, the termination of this Agreement and the Loan Agreement, and the discharge or repayment of the Obligations.

          SECTION 18.  Security Interest Absolute.  All rights of the Secured
                       --------------------------
Party and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

               (i) any lack of validity or enforceability of the Loan Agreement or any instrument related thereto;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver under, or any consent to any departure from, the Loan Agreement;

             (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of, or consent to departure from, any guaranty for all or any of the Obligations; or

              (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or a third-party pledgor.

          SECTION 19.  Amendments.  No amendment or waiver of any provision of
                       ----------
this Agreement, nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 20.  Addresses for Notices.  All notices and other
                       ---------------------
communications provided for under this Agreement shall be in writing and shall be addressed as follows:

          If to the Secured Party, at:

               Den norske Bank ASA, as Agent
               P.O. Box 1171 Sentrum
               N-0107 Oslo
               Norway

               Telefax No.:  +47 22 48 10 46
               Attention:   Credit Administration


          If to the Pledgor, at:

               AL Industrier AS
               P.O. Box 158 Skyen
               0212 Oslo
               Norway

               Telefax No.:  +47 22 52 91 50
               Attention:  Sverre Bjertnes


or to such other address as one party may notify the other in writing. Notices sent by letter or telefax shall be effective upon receipt. Each party shall confirm by letter any telefax notice to the other party to this Agreement.

          SECTION 21.  Continuing Security Interest; Transfer of Facility.  This
                       --------------------------------------------------
Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Loan and all other Obligations then due and owing, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure to the benefit of the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Secured Party may assign or otherwise transfer the Loan, in whole or in part, to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon the payment in full of the Loan and all other Obligations then due and owing, Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 22.  No Waiver; Cumulative Remedies.  Each right, power and
                       ------------------------------
remedy herein specifically granted to the Secured Party or otherwise available to it at law or in equity or otherwise shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or otherwise; and each right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time as often and in such order as may be deemed expedient by the Secured Party in its complete discretion; and the exercise or commencement of exercise of any right, power or remedy shall not be construed as a waiver of the right to exercise, at the same time or thereafter, the same or any other right, power or remedy. No delay or omission by the Secured Party in exercising any such right or power, or in pursuing any such remedy, shall impair any such right, power or remedy, or be construed to be a waiver of any default on the part of the Pledgor or an acquiescence therein. No waiver by the Secured Party of any breach or default of or by the Pledgor hereunder shall be deemed to be a waiver of any other similar, previous or subsequent breach or default.

          SECTION 23.  Governing Law; Terms.  This Agreement shall be governed
                       --------------------
by and be construed in accordance with the internal laws of the Kingdom of Norway. To the extent that under the laws of the Kingdom of Norway, Norwegian laws are not applicable to the creation and perfection of the security interest in the Pledged Notes granted hereby, the parties hereto hereby agree that Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date of this Agreement govern such creation and perfection.

          SECTION 24.  Submission to Jurisdiction; Agent for Service of Process.
                       ---------------------------------------------------------
(a) The Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the County of New York, State of New York, in connection with any action or proceeding arising out of or related to this Agreement, or any other Security Document, or the transactions contemplated hereby or thereby, irrevocably consents to the service of process in such actions, and, to the maximum extent permitted by law, waives irrevocably any objection to venue or objections in the nature of forum non conveniens that it may have.
                 ----- --- ----------

          (b) The Pledgor hereby irrevocably appoints C T Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New
      -------------
York, New York 10019, United States, as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Pledgor in care of the Process Agent (or any successor thereto, as the case may be) at such Process Agent's above address (or the address of any successor thereto, as the case may be), and the Pledgor hereby irrevocably authorizes and directs the Process Agent (and any successor thereto) to accept such service on its behalf. The Pledgor shall appoint a successor agent for service of process should the agency of C T Corporation System terminate for any reason, and further shall at all times maintain an agent for service of process in New York, New York, so long as there shall be outstanding any Obligations hereunder. The Pledgor shall give notice to the Secured Party of any appointment of successor agents for service of process, and shall obtain from each successor agent a letter of acceptance of appointment and promptly deliver the same to the Secured Party.
As an alternative method of service, the Pledgor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 20 hereof. The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this
Section 24 shall affect the right of the Secured Party to serve legal process in any other manner permitted by law, or affect the right of the Secured Party to bring any action or proceeding against the Pledgor or its properties in the courts of any other jurisdiction.

          SECTION 25.  WAIVER OF JURY TRIAL.  BOTH PLEDGOR AND SECURED PARTY
                       --------------------
HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE LOAN AGREEMENT, OR ANY OTHER SECURITY DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.



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                                       14

          IN WITNESS WHEREOF, Pledgor and the Secured Party have each caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              AL INDUSTRIER AS


                              By:   ____________________
                                    Name:
                                    Title:



                              DEN NORSKE BANK ASA, as Agent


                              By:   ______________________
                                    Name:
                                    Title:



Attachment:  Exhibit 1
             Description of Pledged Notes

                                   Exhibit 1
                                   ---------

                            to Note Pledge Agreement
                            ------------------------



          The notes pledged to the Secured Party are Thirty-Three Million Eight Hundred Fifty-Seven Thousand One Hundred Fifty Dollars ($33,857,150) principal amount of 5 3/4% Convertible (Class B) Subordinated Notes due 2005 issued by Alpharma Inc. (formerly A.L. Laboratories, Inc.), a corporation organized and existing under the laws of the State of Delaware, evidenced by the following instruments:

Note No.         Date of Issue       Principal Amount      Issue Price
--------         -------------       ----------------      -----------
   2                3/30/98            $33,857,150         $33,857,150